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                                                                       Exhibit 5




                         Simpson Thacher & Bartlett LLP
                              425 Lexington Avenue
                            New York, New York 10019
                                 (212) 455-2000

                                                               October 22, 2003


Peabody Energy Corporation
701 Market Street
St. Louis, Missouri 63103

Ladies and Gentlemen:

         We have acted as counsel to Peabody Energy Corporation, a Delaware corporation (the "Company"), the Delaware subsidiaries of the Company named on
Schedule I hereto (each, a "Delaware Guarantor" and collectively, the "Delaware Guarantors") and the non-Delaware subsidiaries of the Company named on Schedule II hereto (each, a "Non-Delaware Guarantor" and collectively, the "Non-Delaware Guarantors", taken together with the Delaware Guarantors, the "Guarantors"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) debt securities, which may be either senior ("Senior Debt Securities"), senior subordinated ("Senior Subordinated Debt Securities") or subordinated (the "Subordinated Debt Securities") (collectively, the "Debt Securities"); (ii) guarantees of the Guarantors to be issued in connection with the Debt Securities (the "Guarantees"); (iii) shares of preferred stock of the Company, par value $ 0.01 per share (the "Preferred Stock"); (iv) shares of common stock of the Company, par value $ 0.01 per share (the "Common Stock"); (v) preferred stock purchase rights that initially trade together with the Common Stock pursuant to the Company's preferred share purchase rights plan (the "Preferred Stock Purchase Rights"); (vi) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants"); (vii) units of the Company, consisting of any combination of two or more of the securities being registered pursuant to the Registration Statement; (viii) Debt Securities and Guarantees, Preferred Stock and Common Stock that may be issued upon exercise of Warrants; and (ix) 10,267,169 shares of Common Stock and the related Preferred Stock Purchase Rights that may be sold by the selling stockholders named in the Registration Statement (the "Selling Stockholders' Shares"). The

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Debt Securities, the Guarantees, the Preferred Stock, the Common Stock, the
Preferred Stock Purchase Rights, the Warrants, the Units and the Selling Stockholders' Shares are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements"). Pursuant to Rule 415 under the Securities Act, the Securities that may be issued and sold or delivered by the Company may not exceed an aggregate initial offering price of $1,250,000,000 (together with any additional Securities that may be issued by the Company and the Guarantors pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Securities Act")) and the Selling Stockholders' Shares may not exceed an aggregate of 10,267,169 shares of Common Stock (together with any additional shares of Common Stock that may be sold by the Selling Stockholders pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Securities Act")).

         The Senior Debt Securities and the Guarantees thereof, if applicable, will be issued under an Indenture (the "Senior Indenture") among the Company, the Guarantors, if applicable, and such trustee as shall be named therein (the "Senior Trustee"). The Senior Subordinated Debt Securities and the Subordinated Debt Securities and the Guarantees thereof, if applicable, will be issued under an Indenture (the "Subordinated Indenture") among the Company, the Guarantors, if applicable, and such trustee as shall be named therein (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the "Indentures."

         The Senior Debt Security Warrants will be issued under a Senior Debt Security Warrant Agreement (the "Senior Debt Security Warrant Agreement") among the Company, a debt security warrant agent to be named therein (the "Senior Debt Security Warrant Agent") and the Senior Trustee. The Senior Subordinated Debt Security Warrants and the Subordinated Debt Security Warrants will be issued under a Subordinated Debt Security Warrant Agreement (the "Subordinated Debt Security Warrant Agreement") among the Company, a debt security warrant agent to be named therein (the "Subordinated Debt Security Warrant Agent") and the Subordinated Trustee. The Warrants relating to the Preferred Stock will be issued under a Preferred Stock Warrant Agreement (the "Preferred Stock Warrant Agreement") between the

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Company and a preferred stock warrant agent to be named therein (the "Preferred
Stock Warrant Agent"). The Warrants relating to the Common Stock will be issued under a Common Stock Warrant Agreement (the "Common Stock Warrant Agreement") between the Company and a common stock warrant agent to be named therein (the "Common Stock Warrant Agent"). The Senior Debt Security Warrant Agreement, the Subordinated Debt Security Warrant Agreement, the Preferred Stock Warrant Agreement and the Common Stock Warrant Agreement, are hereinafter referred to collectively as the "Warrant Agreements." Each of the Senior Debt Security Warrant Agent, Subordinated Debt Security Warrant Agent, Preferred Stock Warrant Agent and Common Stock Warrant Agent is referred to hereinafter as a "Counterparty."

         We have examined the Registration Statement and the exhibits filed with the Commission on the date hereof. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Senior Trustee; (2) at the time of execution, authentication, issuance and delivery of the Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee; and (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

         We have assumed further that (1) at the time of execution, authentication, issuance and delivery of any Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated

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Debt Securities and the related Guarantees, if applicable, the Indentures will have been duly authorized, executed and delivered by the Company and the Guarantors, if applicable and (2) if applicable, execution, delivery and performance by each Non-Delaware Guarantor of the Guarantees will not violate the laws of its jurisdiction of incorporation or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States). We have assumed further that at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

         1. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board") and
             (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         2. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each Guarantor (or in the case of a Subsidiary Guarantor that is a partnership, the Board of Directors of the general partner), a duly constituted and acting committee of such Board or duly authorized officers of each Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by such Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement and
             (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

         3. With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of a Certificate of Designations with the Secretary of State of the State of Delaware and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting

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                                                                               5

             agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

         4. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

         5. With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement in the form to be filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.


         6. With respect to the Selling Stockholders' Shares, such Common Stock has been duly authorized and is validly issued, fully paid and nonassessable.

         Our opinions set forth in paragraphs 1, 2 and 5 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).


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         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                        Very truly yours,



                                        /s/ SIMPSON THACHER & BARTLETT LLP
                                        ----------------------------------
                                        SIMPSON THACHER & BARTLETT LLP



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                                   Schedule I


         Delaware Guarantors
         -------------------

Arid Operations Inc.

Beaver Dam Coal Company

Big Sky Coal Company

Black Beauty Holding Company, LLC Black Walnut Coal Company Bluegrass Coal

Company Caballo Coal Company Charles Coal Company Cleaton Coal Company Coal

Properties Corp.

Cook Mountain Coal Company

Cottonwood Land Company

Cyprus Creek Land Company

Cyprus Creek Land Resources, LLC

Eastern Royalty Corp.

Gallo Finance Company

Gold Fields Chile, S.A.

Gold Fields Mining Corporation

Gold Fields Operating  Co.-Ortiz

Hayden Gulch Terminal, Inc.

Highland Mining Company

Highwall Mining Services Company

Independence Material Handling Company

Indian Hill Company

Interior Holdings Corp.

James River Coal Terminal Company

Jarrell's Branch Coal Company

Juniper Coal Company

Kayenta Mobile Home Park, Inc.

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Logan Fork Coal Company

Martinka Coal Company

Midwest Coal Acquisition Corp.

Mountain View Coal Company

Mustang Energy Company, L.L.C.

Patriot Coal Company, L.P.

Peabody America, Inc.

Peabody Archveyor, L.L.C.

Peabody Coal Company

Peabody COALSALES Company

Peabody COALTRADE, Inc.

Peabody Development Company

Peabody Development Land Holdings, LLC

Peabody Energy Generation Holding Company

Peabody Energy Investments,  Inc.

Peabody Energy Solutions, Inc.

Peabody Natural Gas, LLC

Peabody Natural Resources Company

Peabody PowerTree Investments, LLC

Peabody Recreational Lands, L.L.C.

Peabody Southwestern Coal Company

Peabody Terminals, Inc.

Peabody Venezuela Coal Corp.

Peabody-Waterside Development, L.L.C

Peabody Western Coal Company

PEC Equipment Company, LLC

Pine Ridge Coal Company

Point Pleasant Dock Company, LLC

Pond Creek Land Resources, LLC

Pond River Land Company

Porcupine Production, LLC

Porcupine Transportation, LLC
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Powder River Coal Company

Prairie State Generating Company, LLC

Rio Escondido Coal Corp.

Rivers Edge Mining, Inc.

Riverview Terminal Company

Seneca Coal Company

Sentry Mining Company

Snowberry Land Company

Star Lake Energy Company, L.L.C.

Thoroughbred, L.L.C.

Thoroughbred Generating Company, L.L.C.

Thoroughbred Mining Company, L.L.C.

Williamsville Coal Company, LLC



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                                  Schedule II

  Non-Delaware Guarantors                    Jurisdiction of Incorporation or
 ------------------------                               Organization
                                             --------------------------------
Affinity Mining Company                                 West Virginia

Arclar Company, LLC                                     Indiana

Big Ridge, Inc.                                         Illinois

Black Beauty Coal Company                               Indiana

Black Beauty Equipment Company                          Indiana

Black Beauty Mining, Inc.                               Indiana

Black Beauty Resources, Inc.                            Indiana

Black Beauty Underground, Inc.                          Indiana

Colony Bay Coal Company                                 West Virginia

EACC Camps, Inc.                                        West Virginia

Eagle Coal Company                                      Indiana

Eastern Associated Coal Corp.                           West Virginia

Empire Marine, LLC                                      Indiana

Falcon Coal Company                                     Indiana

GIBCO Motor Express, LLC                                Indiana

Grand Eagle Mining, Inc.                                Kentucky

Hillside Mining Company                                 West Virginia

Kanawha River Ventures I, LLC.                          West Virginia

Midco Supply and Equipment Corporation                  Illinois

North Page Coal Corp.                                   West Virginia

Ohio County Coal Company                                Kentucky

Peabody Holding Company, Inc.                           New York

Sterling Smokeless Coal Company                         West Virginia

Sugar Camp Properties                                   Indiana

Yankeetown Dock Corporation                             Indiana